UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

PROPEX INC.

(Exact name of registrant as specified in its charter)

Delaware	333-122829	36-2692811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6025 Lee Highway, Suite 425

Chattanooga, Tennessee 37421

(Address of principal executive offices, including zip code)

(423) 855-1466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Management Employment Agreements

On November 3, 2006 Propex Inc. (the “Company”) entered into Management Employment Agreements with Mr. Joseph F. Dana, President and Chief Executive Officer, Mr. W. Michael Coffin, Executive Vice President and Chief of Operations, and Mr. Lee McCarter, Executive Vice President, Chief Financial Officer and Assistant Treasurer. The following descriptions of the agreements do not purport to be complete and are qualified in their entirety by reference to the respective agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report and incorporated into this Item 1.01 by reference.

Mr. Dana’s agreement is effective March 20, 2006 and has a term of two years. The agreement provides that Mr. Dana will receive the following benefits, among others: annual base salary of $400,000, eligibility to receive a cash bonus award in an amount up to 75% of his pro-rated 2006 salary for meeting 2006 EBITDA goals and after 2006 pursuant to EBITDA goals to be determined, participation in the Propex Holdings Inc. Cash Incentive Bonus Plan upon a Realization Event (as defined therein), participation in the Propex Holdings Inc. 2005 Stock Plan, a company car, life insurance benefits and other post-retirement benefits as well as severance benefits, including the sum of (i) 150% of his annual salary, (ii) 150% of the average of all annual bonuses previously paid to Mr. Dana and (iii) an amount equal to the number of days of unused vacation based on his then current annual salary upon his involuntary termination from the Company. In addition, the agreement includes a non-competition covenant.

Mr. Coffin’s agreement is effective May 24, 2006 and has a term of two years. The agreement provides that Mr. Coffin will receive the following benefits, among others: annual base salary of $300,000, eligibility to receive a cash bonus award in an amount up to 50% of his pro-rated 2006 salary for meeting 2006 EBITDA goals and after 2006 pursuant to EBITDA goals to be determined, participation in the Propex Holdings Inc. Cash Incentive Bonus Plan upon a Realization Event (as defined therein), participation in the Propex Holdings Inc. 2005 Stock Plan, a company car, life insurance benefits, as well as severance benefits, including the sum of (i) 150% of his annual salary, (ii) 150% of the average of all annual bonuses previously paid to Mr. Coffin and (iii) an amount equal to the number of days of unused vacation based on his then current annual salary upon his involuntary termination from the Company. In addition, the agreement includes a non-competition covenant.

Mr. McCarter’s agreement is effective May 24, 2006 and has a term of two years. The agreement provides that Mr. McCarter will receive the following benefits, among others: annual base salary of $300,000, eligibility to receive a cash bonus award in an amount up to 50% of his pro-rated 2006 salary for meeting 2006 EBITDA goals and after 2006 pursuant to EBITDA goals to be determined, participation in the Propex Holdings Inc. Cash Incentive Bonus Plan upon a Realization Event (as defined therein), participation in the Propex Holdings Inc. 2005 Stock Plan, a company car, life insurance benefits, as well as severance benefits, including the sum of (i) 150% of his annual salary, (ii) 150% of the average of all annual bonuses previously paid to Mr. McCarter and (iii) an amount equal to the number of days of unused vacation based on his then current annual salary upon his involuntary termination from the Company. In addition, the agreement includes a non-competition covenant.

Cash Incentive Bonus Plan

On October 30, 2006, the Board of Propex Holdings Inc., the Company’s sole shareholder, approved the Propex Holdings Inc. Cash Incentive Bonus Plan intended to provide an incentive to certain executives and other employees of the Company to increase the value of Propex Holdings Inc. by allowing them to participate in such increased value upon the occurrence of a “Realization Event” as described in the plan. Certain executive officers and other management of the Company, determined at the sole discretion of the Board, will participate in this plan. Upon the occurrence of a Realization Event, participants will receive an individual percentage of a success pool calculated in accordance with the plan. The foregoing description of the plan does not purport to be complete and is qualified in its entirety by reference to the plan, which is filed as Exhibit 10.4 to this Current Report and incorporated into this Item 1.01 by reference.

Nonqualified Stock Option Agreement

On October 30, 2006, the Board of Propex Holdings Inc. approved certain revisions to the form, terms and provisions of the Propex Holdings Inc. Nonqualified Stock Option Agreement For Employees of the 2005 Stock Awards Plan. Individual awards will be made in the future in accordance with the Plan using the form filed as Exhibit 10.5 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

10.1	Management Employment Agreement of Joseph F. Dana, dated November 3, 2006

10.2	Management Employment Agreement of W. Michael Coffin, dated November 3, 2006

10.3	Management Employment Agreement of Lee McCarter, dated November 3, 2006

10.4	Propex Holdings Inc. Cash Incentive Bonus Plan, dated October 30, 2006

10.5	Form of Propex Holdings Inc. Nonqualified Stock Option Agreement for Employees

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEX FABRICS INC.

Dated: November 3, 2006	By:	/s/ Lee McCarter
Lee McCarter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Management Employment Agreement of Joseph F. Dana, dated November 3, 2006

10.2	Management Employment Agreement of W. Michael Coffin, dated November 3, 2006

10.3	Management Employment Agreement of Lee McCarter, dated November 3, 2006

10.4	Propex Holdings Inc. Cash Incentive Bonus Plan, dated October 30, 2006

10.5	Form of Propex Holdings Inc. Nonqualified Stock Option Agreement for Employees